Exhibit 99.1

PRESS RELEASE
April 30, 2014

FOR IMMEDIATE RELEASE

CONTACT:	THOMAS H. POHLMAN, PRESIDENT	Thomas.Pohlman@amesnational.com
	AMES NATIONAL CORPORATION	(515) 232-6251

FIRST NATIONAL BANK, AMES, IOWA SIGNS A PURCHASE AND ASSUMPTION AGREEMENT
WITH FIRST BANK IN WEST DES MOINES, IOWA

Ames, Iowa. On April 30, 2014, First National Bank, Ames, Iowa, a 100% owned subsidiary of Ames National Corporation, entered into a Purchase and Assumption Agreement with First Bank, West Des Moines, Iowa.  The Agreement provides for the purchase of substantially all of the assets, including loans of approximately $49 million, and assumption of substantially all of the liabilities, including deposit accounts of approximately $80 million, from First Bank. First Bank operates two bank offices in West Des Moines, Iowa and one bank office in Johnston, Iowa.

"We're excited about the opportunity to grow our customer base and expand our presence in the Greater Des Moines area,” said Thomas H. Pohlman, President and Chief Executive Officer at Ames National Corporation. “We are looking forward to working with our new customers and employees.”

Pohlman commented, “Community banking with local decisions is the basis of our banking philosophy. This philosophy provides our affiliate Banks the opportunity to customize products and services to meet customer and community needs. Our Banks are focused on providing personal, responsive service coupled with the latest in banking technology.  This approach has served our Banks and customers well over the past 39 years as Ames National Corporation has grown to over $1.2 billion in assets.”

"With our strong capital position, Ames National Corporation continues to seek growth opportunities to enhance shareholder value, and we believe the First Bank offices will be an excellent fit for our community banking model. We will work closely with employees of First Bank to ensure a smooth transition and are confident that our new customers will be very pleased with our dedication to customer service and our comprehensive product and service mix," Pohlman said.

The transaction is expected to close in the third quarter of 2014, subject to regulatory approval and other standard closing conditions.

About Ames National Corporation

Ames National Corporation is listed on the NASDAQ Capital Market under the ticker symbol, ATLO.  The Corporation affiliate banks include: First National Bank, Ames, Boone Bank & Trust Co., Boone, State Bank & Trust Co., Nevada, Reliance State Bank, Story City, and United Bank & Trust, Marshalltown.  Additional information about Ames National Corporation can be found at www.amesnational.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides Ames National Corporation (the “Company”) with the opportunity to make cautionary statements regarding forward-looking statements contained in this Press Release, including forward-looking statements concerning the Company’s plans for integrating the assets being purchased under the Agreement and the Company’s future financial performance and asset quality. Any forward-looking statement contained in this Press Release is based on management’s current beliefs, assumptions and expectations of the Company’s future plans and performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s plans for the assets being purchased or its business, financial condition, liquidity, results of operations, asset quality and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the  Company plans and results include, but are not limited to, the following: the Company’s ability to successfully integrate the assets being purchased into its operations on a timely and cost effective basis; economic conditions, particularly in the concentrated geographic area in which the Company and its affiliate banks operate; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; fiscal and monetary policies of the U.S. government; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K. Management intends to identify forward-looking statements when using words such as “believe”, “expect”, “intend”, “anticipate”, “estimate”, “should”, “forecasting” or similar expressions. Undue reliance should not be placed on these forward-looking statements. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.